UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2024

Longeveron Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40060	47-2174146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1951 NW 7th Avenue, Suite 520, Miami, Florida 33136

(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 909-0840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	LGVN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 4, 2024, Longeveron Inc. (the “Company”) received a notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) that the Company’s Class A common stock (“Common Stock”) did not meet the $1.00 minimum bid price pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The Notice does not result in the immediate delisting of the Company’s Common Stock and, pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has an initial period of 180 calendar days, or until August 31, 2024 (the “Compliance Date”), to regain compliance with the Minimum Bid Price Requirement.

If, at any time before the Compliance Date, the bid price closes at $1.00 or more per share for a minimum of ten consecutive business days (subject to Nasdaq’s discretion to increase the minimum period to up to 20 consecutive business days pursuant to Nasdaq Listing Rule 5810(c)(3)(H)), Nasdaq would provide written notification to the Company that it again complies with the Minimum Bid Price Requirement and the Common Stock will continue to be eligible for listing on the Nasdaq Capital Market unless other eligibility deficiencies exist. However, pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iii), if the Company’s Common Stock has a closing bid price of $0.10 or less for ten consecutive trading days before the Compliance Date, Nasdaq can issue a Staff Determination Letter, which, unless appealed, would subject our Common Stock to immediate suspension and delisting.

If the Company does not regain compliance with the Minimum Bid Price Requirement by the Compliance Date, the Company could be eligible for an additional 180 calendar day compliance period. To qualify, the Company would be required to meet the continued listing requirements for the market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and would need to provide written notice to Nasdaq of its intention to cure the deficiency during the additional compliance period.

The Company intends to monitor the closing bid price of the Common Stock and assess its available options in order to regain compliance with the Minimum Bid Price Requirement and continue listing on the Nasdaq Capital Market, including a potential reverse stock split of its Common Stock. The Company’s stockholders, at a special meeting held on February 21, 2024, authorized our Board of Directors to effect a reverse stock split at a ratio to be determined by the Board within a predetermined range. The Company’s Board of Directors have not approved a specific reverse stock split ratio. There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement or will otherwise be in compliance with other applicable Nasdaq listing rules.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Any statements about the Company’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” and similar words or phrases.

Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties which are subject to change based on various important factors, some of which are beyond the Company’s control. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and are subject to a number of risks, uncertainties and assumptions including, without limitation, risks and factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the Company’s Quarterly Reports on Form 10-Q, which are on file with the SEC and available on the SEC’s website at www.sec.gov. The Company does not undertake any obligation to update any forward-looking statements made in this Current Report on Form 8-K as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGEVERON INC.

Date: March 6, 2024	/s/ Lisa A. Locklear
	Name:	Lisa A. Locklear
	Title:	Chief Financial Officer